Exhibit 4

SUBSCRIPTION AGREEMENT

[Name of Series], a series of Every Assets I, LLC

The Units (herein defined) are offered through Every Markets, LLC, a Delaware limited liability company, a registered broker-dealer and a member of FINRA and SIPC (“Broker”).

Legal name of Purchaser

Number of [Name of Series] Units subscribed for

Aggregate Price of [Name of Series] Units subscribed for	$

PAYMENT DETAILS

Please complete the following ACH payment details in order to automatically transfer money into the escrow account:

Account Number:

Routing Number

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SUBSCRIPTION AGREEMENT

[NAME OF SERIES], A SERIES OF EVERY ASSETS I, LLC

[Name of Series] of Every Assets I, LLC

c/o Every Management, LLC, its Manager

106 E. 6th Street

Suite 900-185

Austin, Texas 78701

Ladies and Gentlemen:

1.            Subscription. The person named on the front of this subscription agreement (the “Purchaser”) (this “Subscription Agreement”), intending to be legally bound, hereby irrevocably agrees to purchase from [Name of Series], a series of Every Assets I, LLC, a Delaware series limited liability company (the “Series”), the number of [Name of Series] Units (the “Units”) set forth on the front of this Subscription Agreement at a purchase price of $[Insert Unit Purchase Price] (USD) per Unit and on the terms and conditions of the Limited Liability Company Agreement governing the Series dated on or around the date of acceptance of this subscription by Every Management, LLC, a Delaware limited liability company, the Manager of the Series (the “Manager”), as the same may be amended and restated from time to time (the “Operating Agreement”), a copy of which the Purchaser has received and read.

This subscription is submitted by the Purchaser in accordance with and subject to the terms and conditions described in this Subscription Agreement, relating to the offering (the “Offering”) by the Series of at least [___] and up to [___] Units for minimum aggregate gross proceeds of $_________ (the “Minimum”) and maximum aggregate gross proceeds of $ __________, unless additional Units are issued by the Series in accordance with the terms of the Operating Agreement.

Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth herein and in the Operating Agreement, the Series agrees to issue and sell the Units to the Purchaser on the date the Offering is closed (the “Closing”) for the aggregate purchase price set forth on the front page hereto (the “Subscription Price”).

2.            Payment. Concurrent with the execution hereof, the Purchaser authorizes (i) [Name of Escrow Agent] (the “Escrow Agent”) as escrow agent for the Series, to request the Subscription Price from the Purchaser’s bank (details of which are set out in the “Payment Details” on the front page hereto) or (ii) the transfer of funds in an amount equal to the Subscription Price from the Purchaser’s bank account into the escrow account [insert escrow account information]. The Company shall cause the Escrow Agent to maintain all such funds for the Purchaser’s benefit in a segregated non-interest-bearing account until the earliest to occur of: (i) the Closing, (ii) the rejection of such subscription, or (iii) the termination of the Offering by the Manager in its sole discretion.

3.             Termination of Offering or Rejection of Subscription.

3.1.            In the event that (a) the Company does not raise the Minimum and consummate the Closing on or before the date which is one year from commencement of the Offering, which period may be extended for an additional six (6) months by the Manager in its sole discretion, or (b) the Offering is terminated by the Manager in its sole discretion, the Company will or will cause the Escrow Agent to refund promptly the Subscription Price paid by the Purchaser, without deduction, offset or interest accrued thereon, and this Subscription Agreement shall thereafter be of no further force or effect.

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3.2.            The Purchaser understands and agrees that the Manager, in its sole discretion, reserves the right to accept or reject this or any other subscription for units in the Series, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. If the Manager rejects a subscription, either in whole or in part (which decision is in its sole discretion), the Company shall or shall cause the Escrow Agent to return promptly the rejected Subscription Price or the rejected portion thereof to the Purchaser without deduction, offset or interest accrued thereon. If this subscription is rejected in whole, this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

4.            Acceptance of Subscription. At the Closing, if the Manager accepts this subscription in whole or in part, the Series shall execute and deliver to the Purchaser a counterpart executed copy of this Subscription Agreement and a Joinder to the Operating Agreement (the “Joinder”) and shall cause the Escrow Agent to release the Subscription Price (or applicable portion thereof if such subscription is only accepted in part) to the Series. The Series shall have no obligation hereunder until the Series shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement, and until the Purchaser shall have executed and delivered to the Manager this Subscription Agreement and a substitute Form W-9 (if applicable) and shall have deposited the Purchase Price in accordance with this Agreement. The Purchaser understands and agrees that this subscription is made subject to the condition that the Units to be issued and delivered on account of this subscription will be issued only in the name of and delivered only to the Purchaser or custodial agent for the Purchaser. Effective upon the Series’ execution and delivery of this Subscription Agreement and the Joinder, and Purchaser’s satisfaction of all other conditions provided for herein and in the Operating Agreement, the Purchaser shall be a member of the Series, and the Purchaser agrees to adhere to and be bound by, the terms and conditions of the Operating Agreement as if the Purchaser were a party to it (and grants to the Manager the power of attorney described therein).

5.            Representations and Warranties, Acknowledgments, and Agreements. The Purchaser hereby acknowledges, represents, warrants and agrees to and with the Series and the Manager as follows:

1.1.            The Purchaser is aware that an investment in the Units involves a significant degree of risk, and has received and carefully read the Company’s Offering Circular dated __________, 2022 (the “Offering Circular”) and, in particular, the “Risk Factors” section therein. The Purchaser understands that the Company is subject to all the risks applicable to early-stage companies, whether or not set forth in such “Risk Factors”. The Purchaser acknowledges that no representations or warranties have been made to it or to its advisors or representatives with respect to the business or prospects of the Company or its financial condition.

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1.2.            The offering and sale of the Units has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Tier 2 of Regulation A thereof, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement, including, without limitation, the investor qualification (“Investor Qualification and Attestation”) immediately following the signature page of this Subscription Agreement. The Purchaser is purchasing the Units for its own account for investment purposes only and not with a view to or intent of resale or distribution thereof in violation of any applicable securities laws, in whole or in part.

1.3.            The Purchaser, as set forth in the Investor Certification attached hereto, as of the date hereof is a “qualified purchaser” as that term is defined in Regulation A (a “Qualified Purchaser”). The Purchaser agrees to promptly provide the Manager, the Broker (as defined on the first page hereto) and their respective agents with such other information as may be reasonably necessary for them to confirm the Qualified Purchaser status of the Purchaser.

1.4.            The Purchaser acknowledges that the Purchaser’s responses to the Investor Certification and reflected in the Investor Qualification and Attestation, are complete and accurate as of the date hereof.

1.5.            The Purchaser acknowledges that neither the United States Securities Exchange Commission nor any state securities commission or other regulatory authority has passed upon or endorsed the merits of the Offering or the Units.

1.6.            In evaluating the suitability of an investment in the Units, the Purchaser has not relied upon any representation or information (oral or written) other than as set forth in the Offering Circular, the Operating Agreement and this Subscription Agreement.

1.7.            Except as previously disclosed in writing to the Company, the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby and, in turn, to be paid to its selected dealers, and in all instances the Purchaser shall be solely liable for any such fees and shall indemnify the Company with respect thereto pursuant to paragraph 6 of this Subscription Agreement.

1.8.            The Purchaser, together with its advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the Offering Circular to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto.

1.9.            The Purchaser is not relying on the Series, the Manager, the Broker or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, other than with respect to the opinion of legality of legal counsel attached to the Offering Circular, and the Purchaser has relied on the advice of, or has consulted with, only its own advisors, if any, whom the Purchaser has deemed necessary or appropriate in connection with its purchase of the Units.

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1.10.            No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of the Purchaser’s affiliates is required for the execution of this Subscription Agreement or the performance of the Purchaser’s obligations hereunder, including, without limitation, the purchase of the Units by the Purchaser.

1.11.            The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Units for an indefinite period of time.

1.12.            The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 (or 18 in states with such applicable age limit) and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (ii) if a corporation, partnership, or limited liability company or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

1.13.            Any power of attorney of the Purchaser granted in favor of the Manager contained in the Operating Agreement has been executed by the Purchaser in compliance with the laws of the state, province or jurisdiction in which such agreements were executed.

1.14.            If an entity, the Purchaser has its principal place of business or, if a natural person, the Purchaser has its primary residence, in the jurisdiction (state and/or country) set forth in the “Investor Qualification and Attestation” section of this Subscription Agreement. The Purchaser first learned of the offer and sale of the Units in the state listed in the “Investor Qualification and Attestation” section of this Subscription Agreement, and the Purchaser intends that the securities laws of that state shall govern the purchase of the Units.

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1.15.            The Purchaser is either (i) a natural person resident in the United States, (ii) a partnership, corporation or limited liability company organized under the laws of the United States, (iii) an estate of which any executor or administrator is a U.S. person, (iv) a trust of which any trustee is a U.S. person, (v) an agency or branch of a foreign entity located in the United States, (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, or (vii) a partnership or corporation organized or incorporated under the laws of a foreign jurisdiction that was formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts. The Purchaser is not (A) a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States, (B) an estate of which any professional fiduciary acting as executor or administrator is a U.S. person if an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (C) a trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person, (D) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country, or (E) an agency or branch of a U.S. person located outside the United States that operates for valid business reasons engaged in the business of insurance or banking that is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

1.16.            Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is true, complete and accurate and may be relied upon by the Manager, the Series and the Broker, in particular, in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Units.

1.17.            The Purchaser is not, nor is it acting on behalf of, a “benefit plan investor” within the meaning of 29 C.F.R. § 2510.3101(0(2), as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974 (such regulation, the “Plan Asset Regulation”, and a benefit plan investor described in the Plan Asset Regulation, a “Benefit Plan Investor”). For the avoidance of doubt, the term Benefit Plan Investor includes all employee benefit plans subject to Part 4, Subtitle B, Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity, including any insurance company general account, whose underlying assets constitute “plan assets”, as defined under the Plan Asset Regulation, by reason of a Benefit Plan Investor’s investment in such entity.

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1.18.            The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its advisors, if any, consider material to its decision to make this investment.

1.19.            Within five (5) days after receipt of a written request from the Manager, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

1.20.            THE UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED BY THE OPERATING AGREEMENT. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

1.21.            The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals, including specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, to the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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1.22.            To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure, or an immediate family member or close associate of a senior foreign political figure. A “senior foreign political figure” is a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws. A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

1.23.            If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

1.24.            Each of the representations and warranties of the parties hereto set forth in this Section 5 and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

6.            Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, [Name of Series], the Manager, any of their affiliates, and all of their respective officers, directors, employees, agents, members, partners, and control persons (each of which shall be deemed third party beneficiaries hereof) from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made herein by the Purchaser shall be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

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7.            Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

8.            Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9.            Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Units shall be made only in accordance with all applicable laws and the Operating Agreement. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

10.            Applicable Law and Jurisdiction. This Subscription Agreement and the rights and obligations of the Purchaser arising out of or in connection with this Subscription Agreement, the Operating Agreement and the Offering Circular shall be construed in accordance with and governed by the internal laws of the State of Delaware without regard to principles of conflict of laws. The Purchaser (i) irrevocably submits to the non-exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in any action arising out of this Subscription Agreement, the Operating Agreement and the Offering Circular and (ii) consents to the service of process by mail.

11.            Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

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12.            Miscellaneous.

12.1.            [Sections 15.1 (Addresses and Notices) and 15.2 (Further Action)] of the Operating Agreement are deemed incorporated into this Subscription Agreement.

12.2.            This Subscription Agreement, together with the Operating Agreement, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

12.3.            The covenants, agreements, representations and warranties of the Company and the Purchaser made, and the indemnification rights provided for, in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Units, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Subscription Price.

12.4.            Except to the extent otherwise described in the Offering Circular, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

12.5.            This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document or other electronic signature), but all of which shall together constitute one and the same instrument.

12.6.            Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

12.7.            Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

12.8.            Words and expressions which are used but not defined in this Subscription Agreement shall have the meanings given to them in the Operating Agreement.

[Signature Page Follows.]

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SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

EVERY ASSETS I, LLC

Units

The Purchaser hereby elects to subscribe under the Subscription Agreement for the number and price of the Units, as stated on the front page of this Subscription Agreement.

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)

Signature(s) of Purchaser(s)

Date

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity

By	Name: Title:

Date

[Signatures Continue on Next Page.]

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SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

EVERY ASSETS I, LLC

Units

Accepted:

[Name of Series], A SERIES OF EVERY ASSETS I, LLC

By: EVERY MANAGEMENT, LLC, its Manager

Name of Authorized Officer

Signature of Authorized Officer

Date

[End of Signatures; Investor Qualification and Attestation Follows on Next Page.]

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INVESTOR QUALIFICATION AND ATTESTATION

INVESTOR INFORMATION

First name

Last name

Date of Birth

Address

Phone Number

E-mail Address

Check the applicable box:

(a) I am an “accredited investor”, and have checked the appropriate box on the attached Certificate of Accredited Investor Status indicating the basis of such accredited investor status, which Certificate of Accredited Investor Status is true and correct; or

(b) The amount set forth on the first page of this Subscription Agreement, together with any previous investments in securities pursuant to this Offering, does not exceed 10% of the greater of my net worth[1] or annual income

Are you or anyone in your immediate household associated with a FINRA member, organization, or the SEC (Y / N)

If yes, please provide name of the FINRA institution

Are you or anyone in your household or immediate family a ten percent (10%) shareholder, officer, or member of the board of directors of a publicly traded company? (Y / N)

If yes, please list ticker symbols of the publicly traded Company(s)

Social Security #
ATTESTATION
I understand that an investment in private securities is very risky, that I may lose all of my invested capital that it is an illiquid investment with no short term exit, and for which an ownership transfer is restricted.

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The undersigned Purchaser acknowledges that the Company will be relying upon the information provided by the Purchaser in this Questionnaire. If such representations shall cease to be true and accurate in any respect, the undersigned shall give immediate notice of such fact to the Company.

Signature(s) of Purchaser(s)

Date

1 In calculating net worth: (i) a primary residence shall not be included as an asset; (ii) indebtedness that is secured by a primary residence, up to the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of entering into this Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by a primary residence in excess of the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement shall be included as a liability.

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CERTIFICATE OF ACCREDITED INVESTOR STATUS

The signatory hereto is an “accredited investor”, as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”). I have checked the box below indicating the basis on which I am representing my status as an “accredited investor”:

A natural person whose net worth[2], either individually or jointly with such person’s spouse, at the time of such person’s purchase, exceeds $1,000,000;

A natural person who had individual income in excess of $200,000, or joint income with such person’s spouse in excess of $300,000, in the previous two calendar years and reasonably expects to reach the same income level in the current calendar year;

A director, executive officer, or general partner of EVERY ASSETS I, LLC or any series thereof or EVERY MANAGEMENT, LLC;

A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

An organization described in section 501(c)(3) of the Internal Revenue Code, corporation, limited liability company, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii) under the Act; or

An entity in which all of the equity owners are accredited investors as described above.

2 In calculating your net worth: (i) a primary residence shall not be included as an asset; (ii) indebtedness that is secured by a primary residence, up to the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of entering into this Subscription Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such exceeds shall be included as a liability); and (iii) indebtedness that is secured by a primary residence in excess of the estimated fair market value of the primary residence at the time of entering into this Subscription Agreement from your own) and indebtedness secured by such primary residence should be treated in a similar manner,

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